THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about that action to take, you should immediately consult your stockbroker, bank manager law accountant or other professional or investment advisor.

If you have sold all your Class B Shares, please send this Form of Acceptance together with the accompanying documents as soon as possible to the Bidders or to the stockbroker, bank or other agent through whom the sale was affected for transmission to the Bidders.

This document should be read in conjunction with the U.S. Offer to Purchase dated November 12,2021 (the “U.S. Offer to Purchase”). All the definitions used in the U.S. Offer to Purchase apply in this U.S. Form of Acceptance (the “Form”). All terms and conditions contained in the U.S. Offer to Purchase applicable to the U.S. Offer (as defined in the U.S. Offer to Purchase) for Class B Shares are deemed to be incorporated in and form part of this Form.

U.S. FORM OF ACCEPTANCE

To Tender Class B Shares (ISIN: ARENOR010020), including Class B Shares represented by American Depositary Shares (CUSIP: 29244A102), held by U.S. Persons of

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR)

Pursuant to the U.S. Offer to Purchase dated November 12, 2021 by

EMPRESA DE ENERGÍA DEL CONO SUR S.A.

SOUTH AMERICAN ENERGY LLP

THIS FORM OF ACCEPTANCE OF THE U.S. OFFER MUST BE RECEIVED BY THE U.S. RECEIVING AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 13, 2021, UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.

The U.S. Receiving Agent is:

COMPUTERSHARE INC.

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

THIS U.S. FORM OF ACCEPTANCE IS TO BE USED ONLY FOR TENDERING CLASS B SHARES (AS DEFINED BELOW). DO NOT USE THIS U.S. FORM OF ACCEPTANCE FOR ANY OTHER PURPOSE.

Action to be taken to accept the U.S. Offer

Please read the detailed instructions on how to complete this Form. This Form should only be used to accept the U.S. Offer if you are a registered holder of Class B Shares and you are a U.S. Person or holding for a U.S. Person. Class B Shares beneficially owned or held of record by persons who are not U.S. Persons cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent Argentine Offer.

If you wish to accept the U.S. Offer, please follow the instructions set forth in the U.S. Offer to Purchase and file this Form of Acceptance duly completed and signed and all other documentation that the U.S. Receiving Agent might request, with the U.S. Receiving Agent at the address indicated on the back cover of the U.S. Offer to Purchase, by no later than the Expiration Time on the Expiration Date, unless the U.S. Offer is extended.

Your acceptance of the U.S. Offer is on the terms and subject to the conditions contained in the U.S. Offer to Purchase and in this Form of Acceptance. In the event of an inconsistency between the terms and procedures in this Form of Acceptance and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

If you have any questions as to how to complete this Form of Acceptance, please contact the U.S. Information Agent, toll-free (866) 356-7813, and banks and brokers at (212) 269-5550.

Representations and Warranties

By signing this Form of Acceptance you agree that you irrevocably undertake, represent and warrant to and with the Bidders the following:

(a)	the presentation of the Acceptance Letter constitutes (i) an acceptance of the U.S. Offer with respect to the number of Class B Shares indicated on the Acceptance Letter, (ii) a commitment to present any other document and to take any other steps necessary to allow us to consummate the transfer of ownership of the Class B Shares, subject to the terms and conditions established in this U.S. Offer to Purchase and in the Acceptance Letter, and (iii) with the exception of the withdrawal rights of the tendering holders of Class B Shares, an irrevocable tender of the Class B Shares in the U.S. Offer;
(b)	the U.S. holder of Class B Shares is the owner of the Class B Shares indicated on the Acceptance Letter and the holder has full authority and rights to deliver, sell, and transfer such Class B Shares and rights inherent thereto to us;
(c)	the tendered Class B Shares are tendered free and clear from all liens, titles, charges, privileges and/or encumbrances, and together with all the rights which they grant or may grant in the future;
(d)	the presentation of the Acceptance Letter to the U.S. Receiving Agent constitutes an instruction (which shall become irrevocable after the Acceptance Date) to deliver to us the tendered Class B Shares as of the Payment Date;
(e)	the presentation of the Acceptance Letter constitutes (i) an instruction (which shall be irrevocable as from the Acceptance Date) to Edenor, Caja de Valores, the U.S. Receiving Agent, the Argentine Receiving Agent, as applicable, to cause the registration and/or register the transfer of the tendered Class B Shares in our favor and to deliver to us a certificate of ownership of the tendered Class B Shares (“Constancia de Saldo de Cuentas”) and/or other documents which prove ownership of such Class B Shares, on the Payment Date; and (ii) a commitment (which shall be irrevocable as from the Acceptance Date) to present any other document and to take any other measure necessary to allow us to consummate the transfer of ownership of the Class B Shares, pursuant to the terms and conditions set forth in this U.S. Offer to Purchase and in the Acceptance Letter;
(f)	the U.S. holder undertakes to ratify any and all of the acts or procedures that may be performed or effected by us or any of our directors or agents or Edenor or any of its agents, as the case may be, in the exercise of any of our, its or their respective powers and/or authorizations in virtue hereof;

(g)	the U.S. holder accepts that the voting and any other rights attaching to the tendered Class B Shares, may not be exercised by the U.S. holder of Class B Shares while the tendered Class B Shares are deposited in the U.S. Tendered Class B Shares Account;
(h)	the U.S. holder accepts that we seek to acquire the Class B Shares together with all economic and voting rights, including rights to Distributions declared on or after the Commencement Date. Accordingly, the holder accepts that if on or after the date hereof Edenor should declare or pay any Distributions on the Securities that are payable or distributable to stockholders of record on Edenor’s stock transfer records of Class B Shares on a date prior to the transfer to our name of the tendered Class B Shares that are purchased pursuant to the U.S. Offer, then (i) the Offer Price payable by us per Security in the U.S. Offer will be further reduced to the extent such Distributions are payable in cash and (ii) any non-cash Distributions received and held by a tendering holder shall be required to be promptly remitted and transferred to the U.S. Receiving Agent for our account accompanied by appropriate documents of transfer. Pending such remittance, we will be entitled to all rights and privileges, as owner of any such non-cash Distributions and may withhold the entire Offer Price or deduct from the Offer Price the amount or value thereof, as determined by us in our sole discretion;
(i)	the U.S. holder grants a power of attorney in favor of the U.S. Receiving Agent to receive such notifications, documents or other communications to be sent to the holders of the tendered Class B Shares, to execute any documents necessary to receive and keep in custody the tendered Class B Shares and to exercise all other rights attaching to the tendered Class B Shares;
(j)	the U.S. holder agrees not to sell, assign, transfer, pledge or encumber in any manner the tendered Class B Shares while they are deposited in the U.S. Tendered Class B Shares Account and to keep the tendered Class B Shares free and clear from any liens, charges, privileges and/or encumbrances, and not to exercise any of the rights appertaining thereto;
(k)	the U.S. holder agrees to open a cuenta comitente from which the tendered Class B Shares are to be transferred into the U.S. Tendered Class B Shares Account;
(l)	the U.S. holder agrees not to modify or close the cuenta comitente from which the tendered Class B Shares were transferred while the Class B Shares are deposited in the U.S. Tendered Class B Shares Account;
(m)	the U.S. holder has reviewed the U.S. Offer documents; has not received from the U.S. Receiving Agent, the Argentine Receiving Agent any information or representations inconsistent with or differing from the information or representations contained in the U.S. Offer documents; and the holder’s decision to tender in the U.S. Offer has been based on the holder’s own analysis of Edenor and of the U.S. Offer, including the benefits and risks involved and the holder has not received any type of legal, business, financial, tax and/or any other type of advice from us, the U.S. Receiving Agent, the Argentine Receiving Agent, the U.S. Information Agent and/or any of their parent, subsidiary, affiliated or related entities;
(n)	the holders whose Class B Shares have not been validly received by the Argentine Receiving Agent, and who have not delivered the Class B Shares within the period indicated, or who for any reason beyond the control of the Bidders, the U.S. Receiving Agent and the Argentine Receiving Agent have not been able to tender the Class B Shares, shall lose the right to receive payment of the Offer Price, without the possibility of remedying such situation, and such circumstance shall not give rise to any liability whatsoever on the part of the Bidders, the U.S. Receiving Agent and/or the Argentine Receiving Agent shall not be liable for any compensation and/or indemnification whatsoever to such holder;
(o)	all the information contained in the Acceptance Letter is true and correct;
(p)	the U.S. holder accepts and agrees that we are required to and will withhold thirteen and one-half percent (13.5%) of the Offer Price payable to any such tendering holder not resident in Argentina for Argentine tax purposes (or, if such holder delivers to us a valid Tax Cost Certificate, in the form of either (i) Exhibit 1 attached to the Form of Acceptance, in the case of individual holders or (ii) Exhibit 2 attached to the Form of Acceptance, in the case of holders that are corporate entities, reasonably satisfactory to us prior to the Expiration Time on the Expiration Date, fifteen percent (15%) of the Net Gain) in respect of Argentine income tax on the capital gains derived from the disposition of the Securities;

(q)	the U.S. holder accepts and agrees that in the event that a tendering holder delivers a Tax Cost Certificate not reasonably satisfactory to us, we will withhold thirteen and one-half percent (13.5%) of the Offer Price payable to any such tendering holder not resident in Argentina for Argentine tax purposes in respect of Argentine income tax on the capital gains derived from the disposition of the Securities;
(r)	the holder represents that all documents submitted in connection with the Tax Cost Certificate are genuine and accurate; and
(s)	the holder is a U.S. Person or is holding for a U.S. Person.

How to complete this Form	Please complete in BLOCK CAPITALS

Do not detach any part of this Acceptance Letter

1.	The U.S. Offer

To tender in the U.S. Offer write in Box 1 the total number of Class B Shares which you wish to tender in the U.S. Offer. If no number, or a number greater than your entire holding of Class B Shares, is written in Box 1 and you have signed Box 2 the Bidders will deem that no Class B Shares have been tendered. To accept the U.S. Offer complete boxes 1 and 3 and, if applicable, Box 4, and sign Box 2 below.

BOX 1
Depositante/Custodian	Cuenta Comitente	No. of Class B Shares	Class of Shares
No.: Name:	No.: Name:

2.	Signatures

You must execute Box 2 and, in the case of a joint holding, arrange for the designated common representative to sign or, otherwise, all joint holders to do likewise. All signatures must be certified.

If you sign in a capacity other than that of a registered holder (e.g., under a Power-of-Attorney) please state the capacity in which you sign and send together with the Form of Acceptance an authorized copy of the Power-of-Attorney.

Sign at the appropriate spaces in Box 2 to accept the U.S. Offer.

BOX 2
Execution by Individuals Signed and delivered as a deed by In presence	Execution by a company Executed and delivered as a deed by

(Name of record holder)

(Signature of record holder)	(Name of Company)

(Taxpayer ID or SSN)	(Taxpayer ID)

Signature:

Full name:

Capacity: (Spouse/Representative)	(Representative)	(Signature)

	(Representative)	(Signature)
(The space above should be used to certify as appropriate)

3.	Name(s) and address

Complete Box 3 with the full name and address of the first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS.

Full name(s) and address

BOX 3
First registered holder 1. First name (s) _____________________ (Mr. Mrs. Miss. Title) Last name: _____________________	Joint registered holder 2. First name (s) _____________________ (Mr. Mrs. Miss. Title) Last name: _____________________	Joint registered holder 3. First name (s) _____________________ (Mr. Mrs. Miss. Title) Last name: _____________________
Address _____________________	Address _____________________	Address _____________________
Zip code _____________________	Zip code _____________________	Zip code _____________________
Taxpayer ID or SSN:	Taxpayer ID or SSN:	Taxpayer ID or SSN:

Signature	Signature	Signature
Full name:	Full name:	Full name:
Capacity (Spouse Representative)	Capacity (Spouse Representative)	Capacity (Spouse Representative)
Joint registered holder(s) 4. First name (s) _____________________ (Mr. Mrs. Miss. Title) Last name:	5. Corporation(s) _____________________ Name:
Address	Address
Zip code _____________________ Taxpayer ID or SSN:	Zip code _____________________ Taxpayer ID:
Signature
Full name:
Capacity (Spouse Representative)

4.	Payment.

Upon the compliance of all the terms and conditions set forth in the U.S. Offer, you hereby instruct the Argentine Receiving Agent to make the payment of consideration in respect of the tendered Class B Shares (see Box No. 1) pursuant to the U.S. Offer to Purchase.

Additional notes regarding the completion and submission of this Form of Acceptance.

The signatures as well as the identity and capacity of each holder of Class B Shares must be independently certified before a Notary Public. The certification expense will be for the account of the tendering holder of Class B Shares.

The Argentine Custodian shall maintain the Class B Shares transferred into the U.S. Tendered Class B Shares Account in custody in favor of both the Bidders and the tendering holder of Class B Shares until the Payment Date, provided that (i) the tendering holder of Class B Shares has not withdrawn his Class B Shares, (ii) the tendering of the Class B Shares was not defective, and (iii) the Offers remain in effect.

EXHIBIT 1

Tax Cost Certificate for Individuals

REPORT OF FACTUAL FINDINGS

To [Name of Individual]:

[Address]

Country of birth: [ ]

Date of birth: [ ]

We have performed the procedures agreed with you and enumerated below with respect to the amount[s] paid by [Name of Individual], as detailed in the table below, for the acquisition of the Class B Shares ("Class B Shares") of Empresa Distribuidora y Comercializadora Norte S.A. ("Edenor"), in connection with the U.S. Cash Tender Offer to purchase any and all outstanding Class B Shares of Edenor, other than those held by Empresa de Energía del Cono Sur S.A. and South American Energy LLP. (the "Bidders") or their affiliates. [Name of Individual] is responsible for maintaining the appropriate documentation. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, 'Engagements to perform agreed-upon procedures regarding financial information.' The procedures were performed solely to assist you in evaluating the validity of the amount[s] paid by [Name of Individual] for the acquisition of the Class B Shares of Edenor based on the appropriate documentation of [Name of Individual], apostilled and notarized copies of which are attached hereto as Annex A, and are summarized below, together with the findings.

•	We compared the amounts in the table below under the headings "Quantity of Class B Shares" and "Amount in currency of payment" to the amount[s] in the [specify supporting documentation, such as invoices, bank statements, brokers' statements, contracts, etc.] of [Name of Individual] and found the amounts compared to be in agreement.

•	We compared the date[s] in the table below under the heading "Date of acquisition" to the date[s] in the [specify supporting documentation, such as invoices, bank statements, brokers' statements, contracts, etc.] of [Name of Individual] and found the dates compared to be in agreement.

•	We compared the amounts in the table below under the heading "Exchange rate at acquisition date" to the corresponding buying exchange rate for the date of the transaction as published by the Banco de la Nación Argentina and found the amounts compared to be in agreement.

•	We checked the calculation of the product of the amounts in the table below under the heading "Amount in currency of payment" by the amounts in the table below under the heading "Exchange rate at acquisition date" and found the result included in the table below under the heading "Amount in AR$" to be correct.

•	[Other procedures as deemed necessary under the circumstances.]

	Quantity of Class B Shares	Amount in currency of payment [specify currency]	Buying exchange rate at Banco de la Nación Argentina at acquisition date AR$[1]	Amount in AR$	Additional information

Date of acquisition
[Include individual lines for each acquisition]
Total

[Name of firm]

[Date]

[Address]

1	Historical exchange rates should be obtained at http://www.bna.com.ar. If the acquisition was made in a currency other than US dollars, such currency must be translated into US dollars before converting it into Argentine Pesos ("AR$"). The conversion into AR$ shall be made using the Banco de la Nación Argentina selling exchange rate.

ANNEX A

[Apostilled and Notarized Copies of Supporting Documents]

EXHIBIT 2

Tax Cost Certificate for Corporate Entities

REPORT OF FACTUAL FINDINGS

To the Management Company of [Name of the Company]

[Address]

Country of Constitution: [ ]

Date of constitution: [ ]

We have performed the procedures agreed with you and enumerated below with respect to the amounts paid by [Name of the Company] (the "Company"), as detailed in the table below, for the acquisition of the Class B Shares ("Class B Shares") of Empresa Distribuidora y Comercializadora Norte S.A. ("Edenor"), in connection with the U.S. Cash Tender Offer to purchase any and all outstanding Class B Shares of Edenor other than those held by Empresa de Energía del Cono Sur S.A. and South American Energy LLP (the "Bidders") or their affiliates. The Company's management is responsible for maintaining the appropriate documentation. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, 'Engagements to perform agreed-upon procedures regarding financial information.' The procedures were performed solely to assist you in evaluating the validity of the amounts paid by the Company for the acquisition of Class B Shares of Edenor based on the appropriate documentation and accounting records of the Company, apostilled and notarized copies of which are attached hereto Annex A, and are summarized below, together with the findings.

•	We compared the amounts in the table below under the headings "Quantity of Class B Shares" and "Amount in currency of payment" to the amounts in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers' statements, contracts, etc.] of the Company and found the amounts compared to be in agreement.

•	We compared the date[s] in the table below under the heading "Date of acquisition" to the date[s] in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers' statements, contracts, etc.] of the Company and found the dates compared to be in agreement.

•	We compared the amounts in the table below under the heading "Exchange rate at acquisition date" to the corresponding buying exchange rate for the date of the transaction as published by the Banco de la Nación Argentina and found the amounts compared to be in agreement.

•	We checked the calculation of the product of the amounts in the table below under the heading "Amount in currency of payment" by the amounts in the table below under the heading "Exchange rate at acquisition date" and found the result included in the table below under the heading "Amount in AR$" to be correct.

•	[Other procedures as deemed necessary under the circumstances.]

Date of acquisition	Quantity of Class B Shares or ADS	Buying exchange rate at Banco de la Nacion Argentina at acquisition date [ARS][1]	Amount in ARS	Additional information
[Include individual lines foreach acquisition]
Total

[Name of firm]

[Date]

[Address]

1	Historical exchange rates should be obtained at http://www.bna.com.ar. If the acquisition was made in a currency other than US dollars, such currency must be translated into US dollars before converting it into Argentine Pesos ("AR$"). The conversion into AR$ shall be made using the Banco de la Nación Argentina exchange rate.

ANNEX A

[Apostilled and Notarized Copies of Supporting Documents]